UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2024

ENCORE WIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1329 Millwood Road
McKinney, Texas		75069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $.01 per share	WIRE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on April 14, 2024, Encore Wire Corporation, a Delaware corporation (“Encore” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The respective obligations of each party to consummate the Merger are subject to the fulfillment or waiver of certain customary mutual closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As previously disclosed, each of Parent and Encore filed its respective notification and report form required to be filed pursuant to the HSR Act on April 26, 2024. Effective as of 11:59 p.m. Eastern Time on May 28, 2024, the applicable waiting period under the HSR Act expired.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed merger (the “Merger”) of Encore Wire Corporation (the “Company”), with a subsidiary of Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”). In connection with the Merger, the Company filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) on May 22, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). On or about May 22, 2024, the Company commenced mailing the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the Merger. The Definitive Proxy Statement contains important information about the Merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Stockholders are able to obtain copies of the Definitive Proxy Statement and any other documents filed by the Company with the SEC (when they become available) for no charge at the SEC’s website at www.sec.gov. In addition, stockholders are able to obtain free copies of the Definitive Proxy Statement from the Company by going to the Company’s Investor Relations page on its corporate website at https://www.encorewire.com/investors/index.html.

Participants in the Solicitation

The Company, its directors—Daniel L. Jones, Gina A Norris, William R. Thomas, W. Kelvin Walker, Scott D. Weaver, and John H. Wilson—and Bret J. Eckert, the Company’s Executive Vice President and CFO, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Merger. As disclosed under “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement, filed with the SEC on May 22, 2024 (available on the SEC’s EDGAR website at: https://www.sec.gov/Archives/edgar/data/850460/000110465924064083/tm2412615-3_defm14a.htm), as of May 17, 2024, Mr. Jones beneficially owned 5.36% of the Company’s common stock and Mr. Eckert beneficially owned 1.55% of the Company’s common stock. None of the other participants in the solicitation owns in excess of one percent of the Company’s common stock. More detailed information about the ownership interests of each director and Mr. Eckert can be found in their respective SEC filings on Forms 3, 4, and 5, all of which are available on the SEC’s website at www.sec.gov for no charge, and in the section of the Definitive Proxy Statement titled “Interests of the Directors and Executive Officers of Encore in the Merger.” Additional information regarding the participants in the solicitation, including their direct or indirect interests, by security holdings or otherwise, may be included in other relevant materials to be filed with the SEC in respect of the Merger when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

Dated: May 29, 2024	By:	/s/ Bret J. Eckert
	Name:	Bret J. Eckert
	Title:	Executive Vice President and Chief Financial Officer